EXHIBIT 32.1

Certification of Principal Executive Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Principal Executive Officer of Angiotech Pharmaceuticals, Inc. (the “Company”), hereby certifies that to his knowledge on the date hereof:

(a)                  The Amendment No. 2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2012	/s/ K. Thomas Bailey
K. Thomas Bailey
Chief Executive Officer
(Principal Executive Officer)